EXHIBIT 23.3

BDO China Li Xin Da Hua CPA Co., Ltd.
Certified Public Accountants Co., Ltd.
11th Floor B Block Union Square 5022 Binhe Road
Shenzehen 518033 P.R. China
Telephone: +86-755-82900952
Fax: +86-755-82900965

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of Shengkai Innovations, Inc., on Form S-8, of our reports dated September 28, 2010 appearing in the Annual Reports on Form 10-K of Shengkai Innovations, Inc. for the year ended June 30, 2010.

 /s/ BDO China Li Xin Da Hua CPA Co., Ltd.
BDO China Li Xin Da Hua CPA Co., Ltd.
Certified Public Accountants

Shenzhen, China
March 18, 2011